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                                                                   Exhibit 10.44

                      SKY HARBOR CENTER REDEVELOPMENT AREA

                                PHOENIX, ARIZONA

                         DISPOSITION AND REDEVELOPMENT
                                    AGREEMENT

                                 By and Between

                           CITY OF PHOENIX, ARIZONA,

                                             CITY,

                                      AND
                             AMERICA WEST AIRLINES,

                                   DEVELOPER.
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                                TABLE OF CONTENTS

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ARTICLE 1. SUBJECT OF AGREEMENT ...........................................................      1
       Section 101 Purpose of Agreement ...................................................      1
       Section 102. Redevelopment Plan ....................................................      1
       Section 103. The Site ..............................................................      1
       Section 104. Parties to the Agreement ..............................................      2
               Section 104.1 The City .....................................................      2
               Section 104.2 The Developer ................................................      2
               Section 104.3 Prohibition Against Changes in Ownership, Management and
                             Control of Developer .........................................      3
               Section 104.4 Independent Contractor .......................................      4

ARTICLE II. LEASE OF SITE .................................................................      5
       Section 201. Initial Parcel ........................................................      5
       Section 202. Expansion Options .....................................................      5
       Section 203. Conveyance of Leasehold ...............................................      5
               Section 203.1 Title Insurance ..............................................      5
               Section 203.2 Conveyance of Leasehold Interest and Delivery of Possession ..      6
               Section 203.3 Execution of Lease by City ...................................      6
               Section 203.4 Recordation of Documents .....................................      6
               Section 203.5 Taxes and Assessments ........................................      7
               Section 203.6 Condition of the Site ........................................      7
               Section 203.7 Access to and Entry by the Developer Upon the Site ...........      7
               Section 203.8 Obligations of City and Developer Which Are Conditions
                             Precedent to Lease Execution by City .........................      8

ARTICLE III. DEVELOPMENT OF THE SITE ......................................................      9
       Section 301. Uses ..................................................................      9
       Section 302. Liens and Encumbrances ................................................      9
       Section 303. City and Other Governmental Agency Permits ............................      9
       Section 304. Indemnification and Insurance .........................................      9
       Section 305. Local, State and Federal Laws .........................................     10
       Section 306. Equal Employment Opportunity ..........................................     10
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                                TABLE OF CONTENTS

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ARTICLE IV. DEFAULTS, REMEDIES AND TERMINATION ............................................     11
        Section 401. Defaults - General ...................................................     11
        Section 402. Institution of Legal Actions .........................................     12
        Section 403. Applicable Law .......................................................     12
        Section 404. Acceptance of the Legal Process ......................................     12
        Section 405. Rights and Remedies Are Cumulative ...................................     13
        Section 406. Remedies .............................................................     13
                Section 406.1. Damages ....................................................     13
                        (a) Notice and Cure ...............................................     13
                        (b) Limitation on Damages .........................................     13
                Section 406.2. Specific Performance .......................................     13
                Section 406.3. Rights of Termination ......................................     14
                        (a) Termination by Developer ......................................     14
                        (b) Termination by City ...........................................     14

ARTICLE V, GENERAL PROVISIONS .............................................................     15
        Section 501. Notices, Demands and Communications Between the Parties ..............     15
        Section 502. Conflict of Interests ................................................     16
        Section 503. Warranty Against Payment of Consideration for Agreement ..............     16
        Section 504. Nonliability of City Officials and Employees .........................     16
        Section 505. Enforced Delay: Extension of Time of Performance .....................     16
        Section 506. Approvals by the City and the Developer ..............................     17
        Section 507. Submission of Documents for Approval .................................     17
        Section 508. Time of Essence ......................................................     17
        Section 509. No Waiver ............................................................     17
        Section 510. Severability .........................................................     17
        Section 511. Captions .............................................................     17
        Section 512. Entire Agreement, Waivers and Amendments .............................     18
        Section 513. Conflict of Terms ....................................................     18

                                  ATTACHMENTS

                  Attachment No. I - Development Lease

                  Attachment No. 2 - Site Map

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                    DISPOSITION AND REDEVELOPMENT AGREEMENT

         THIS AGREEMENT is entered into by and between the CITY OF PHOENIX, ARIZONA ("City") and AMERICA WEST AIRLINES, a Delaware corporation ("Developer"). The City and the Developer agree as follows:

ARTICLE I. SUBJECT OF AGREEMENT

         SECTION 101. PURPOSE OF AGREEMENT

         The purpose of this Disposition and Redevelopment Agreement ("Agreement") is to put into effect the Sky Harbor Center Redevelopment Area Plan for a redevelopment project (the "Project") by providing for the disposition and development of certain real property designated and referred to herein as the "Site". The development of the Site pursuant to this Agreement, and the fulfillment generally of this Agreement, are in the vital and best interests of the City of Phoenix and the health, safety, and welfare of its residents, and in accord with the public purposes and provisions of applicable federal, state, and local laws and requirements and, pursuant to Arizona Revised Statutes Section 9-500.11, will assist in the creation or retention of jobs or will otherwise improve or enhance the economic welfare of the inhabitants of the City of Phoenix.

         SECTION 102. REDEVELOPMENT PLAN

         This Agreement shall be subject to the provisions of the Sky Harbor Center Redevelopment Area Plan, approved on April 24, 1985 by the City Council of the City of Phoenix by Resolution No. 16569, which is incorporated herein by this reference and made a part hereof as though fully set forth herein.

         SECTION 103. THE SITE

         The Site consists of approximately 27 acres generally located at the northwest corner of Buckeye Road and the Papago Freeway (I-10), in Phoenix, Maricopa County, Arizona, within the portion of the Redevelopment Area legally described as PHOENIX SKY HARBOR CENTER, PHASE 1, according to the plant of record in the Office of the County Recorder of Maricopa County, Arizona, in Book 341 of Maps at page 37. The Site is comprised of approximately 13 acres,
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hereinafter defined as the "Initial Parcel", which includes the "Development
Parcel" and the "Driveway Parcel", and an adjacent parcel containing approximately 13 acres, hereinafter defined as the "Option Parcel."

         SECTION 104. PARTIES TO THE AGREEMENT

                  SECTION 104.1 THE CITY

         The City is a municipal corporation of the State of Arizona, a public body corporate, exercising governmental functions and powers pursuant to the Slum Clearance and Redevelopment Act of the State of Arizona. The execution of this Agreement and any other documents required to implement the provisions of this Agreement was authorized by Ordinance No. S-26932, passed by the Phoenix City Council on March 15, 2000.

         The principal office of the City is located at 200 West Washington Street, Phoenix, Arizona, 85003-1611.

         "City" as used in this Agreement, includes the City of Phoenix, the Community and Economic Development Department and any assignee or delegate of or successor to their rights, powers and responsibilities under the Arizona Slum Clearance and Redevelopment Law.

         The obligations, approvals and other actions by the City under this Agreement are the exercise of redevelopment powers for the purpose of compliance with the redevelopment considerations expressed in this Agreement, and is not an agreement as a municipality exercising regulatory powers. The Developer hereunder still must comply with land use regulations, codes and laws affecting the acquisition, ownership, use, improvement and development of property, and the vacation and abandonment of public rights-of-way and easements. Nothing in this Agreement constitutes an exemption or grant of a variance from applicable codes and laws.

                  SECTION 104.2 THE DEVELOPER

         Developer, America West Airlines, a Delaware corporation authorized to do business in Arizona.

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         The principal office of the Developer is located at 4000 East Sky
Harbor Boulevard, Arizona 85___.

         Notwithstanding any other provisions hereof, all of the terms, covenants, and conditions of this Agreement shall be binding on and shall inure to the benefit of the Developer and the permitted successors and assigns of the Developer. Wherever the term "Developer" is used herein, such term shall include any such permitted successors and assigns.

                  SECTION 104.3 PROHIBITION AGAINST CHANGES IN OWNERSHIP.
                                MANAGEMENT AND CONTROL OF DEVELOPER

         (a) The Developer represents and agrees that the leasing and development of the Site and other undertakings pursuant to this Agreement are and will be used for the purpose of redevelopment of the Site and not for speculation in landholding. The Developer further recognizes:

                  (i) the importance of the redevelopment of the Site to the general welfare of the community; and

                  (ii) the substantial financing and other public aids that have been made available by law and by the government for the purpose of making such redevelopment possible; and

                  (iii) the fact that a significant change in ownership or control of the Developer or of a substantial part thereof, as defined in this Section 104.3 of this contract, is for practical purposes a transfer or disposition of the Site; and

                  (iv) the fact that the Site is not to be acquired or used for speculation, but only for development by Developer in accordance with this Agreement.

In view of the foregoing, the qualifications and identity of the Developer, its partners and principals, are of particular concern to the City. The Developer further recognizes that it is because of such qualifications and identity that City is entering into this Agreement with Developer. No voluntary or involuntary successor in

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interest of Developer shall acquire any rights or powers under this Agreement except as expressly set forth herein.

         (b) The Developer shall promptly notify the City of any and all changes whatsoever in the identity of the parties associated with the Developer, in joint ventures or partnerships for the purpose of acquiring and developing the Site or any part thereof as hereinabove provided, which are known to the Developer or its officers. Except as provided in this Agreement, this Agreement may be terminated by the City if there is any significant change (voluntary or involuntary) in the ownership or control of the Developer (other than such changes occasioned by the public trading of stock which does not result in a change in the present control of Developer), that has not been approved in writing by the City at the time of such change, which approval may be given or withheld in City's absolute discretion, prior to the issuance of Certificates of Occupancy for construction of all minimum required development on the Site as more fully described in Article 10 of the Development Lease referenced in
Section 201 below.

         (c) Within ten (10) calendar days after receipt of a written request from the City, Developer shall provide the City with a copy of any contract, agreement, document and related papers which directly or indirectly conveys, assigns or changes Developer's interest as outlined in this Section 104.3. The Developer agrees to and shall indemnify and hold City harmless from or against all claims, demands and obligations asserted by or from any party claiming a right, interest or ownership to this Agreement, the Site or the Development thereof through or with Developer arising out of or in connection with relationships entered into by Developer or its partners with such other party.

                  SECTION 104.4 INDEPENDENT CONTRACTOR

         Developer is an independent contractor in the performance of all activities, functions, duties and obligations pursuant to this Agreement. Developer or City are not and shall not be considered as joint venturers, partners or agents of each other. Developer's officers, employees, agents and subcontractors shall not be considered as officers, employees or agents of the City. The City and Developer hereby agree not to represent to anyone that they are agents of one another or have authority to act on behalf of one another.

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ARTICLE II. LEASE OF SITE

         SECTION 201. INITIAL PARCEL

         Within 6 months after the execution of this Agreement, unless more time is granted in writing by the City or if such time is extended pursuant to
Section 505 below, Developer shall enter into an unsubordinated development lease with the City for the Initial Parcel. The lease ("Lease") shall be substantially in the form attached hereto as Attachment No. 1. Failure to timely execute the Lease pursuant to this Section 201 shall result in immediate termination of this Agreement and all rights of Developer hereunder without any further notice or action by the City, notwithstanding anything contained herein to the contrary. Upon timely execution and delivery of the Lease, this Agreement shall terminate, and all of the rights and obligations of the parties shall be governed solely by the terms and conditions of the Lease.

         SECTION 202. EXPANSION OPTIONS

         Developer shall have, for a period of 6 years from the date of execution of the Lease or 5 years from issuance of a certificate of occupancy for the New Building, as defined in the Lease, whichever first occurs, so long as Developer is not in default of the Lease, the exclusive option to lease the Option Parcel depicted on the Site Map attached hereto as Attachment No. 2), subject to the terms and conditions set forth in Article 35 of the Lease.

         SECTION 203. CONVEYANCE OF LEASEHOLD

                  SECTION 203.1 TITLE INSURANCE

         The City and Developer shall request a preliminary title commitment from First American Title Insurance Company or other title insurance company acceptable to the City, reflecting the condition of title in anticipation of the issuance of an owner's extended leasehold title insurance policy prior to Ground Lease execution and prior to exercise of the option to lease each Option Parcel; provided, however, that the City shall be under no obligation to cure any title exceptions contained therein.

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         The City and the Developer shall each pay half of the following fees and costs in connection with conveyance of each leasehold:

         (a) The cost of any standard form title insurance policy. Developer shall pay for any special endorsements or extended coverage desired by Developer.

         (b)      Recording fees.

         (c)      Notary fees.

                  SECTION 203.2 CONVEYANCE OF LEASEHOLD INTEREST AND DELIVERY OF
                                POSSESSION

         Subject to any mutually agreed upon extensions of time, conveyance of the leasehold interest shall be completed on or prior to the date specified in this Agreement. The City and the Developer agree to perform all acts necessary for conveyance in sufficient time for the property interest to be conveyed in accordance with the foregoing provisions.

         Possession shall be delivered to the Developer concurrently with the conveyance of the leasehold interest, except that access and entry by Developer may be granted before conveyance as permitted pursuant to this Agreement.

                  SECTION 203.3 EXECUTION OF LEASE BY CITY

         Subject to any mutually agreed upon extensions of time, the City shall execute the Lease and the Memorandum of Lease upon receipt of all fees and other amounts required to be paid by Developer prior to Lease execution pursuant to this Agreement.

                  SECTION 203.4 RECORDATION OF DOCUMENTS

         The City shall file the Memorandum of Lease and any other instruments which are necessary and proper to vest the leasehold interest for recordation among the land records in the Office of the County Recorder for Maricopa County, State of Arizona. The Lease shall not be recorded.

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                  SECTION 203.5 TAXES AND ASSESSMENTS

         Ad valorem taxes and assessments, if any, on the Site and taxes upon this Agreement or any rights thereunder, levied, assessed, or imposed for any period prior to the conveyance of any leasehold and other interests thereto, shall be borne by the City. Any taxes and assessments levied, assessed or imposed during the term of the leasehold shall be borne by the Developer, subject to the terms and conditions of the Lease with respect thereto.

                  SECTION 203.6 CONDITION OF THE SITE

         The Site shall be conveyed in an "as is" condition with no warranty, express or implied, by the City as to title or the condition of the soil, its geology or the presence of known or unknown faults. It shall be the sole responsibility of the Developer at its expense to investigate and determine whether or not the proposed development can be constructed on the Site. If, in the opinion of Developer, the conditions are not in all respects suitable for the use or uses to which the parcels will be put, and Developer still wishes to proceed with the leasing of the Site, then it is the sole responsibility and obligation of the Developer, at Developer's expense, to take such action as may be necessary to place the Site in a condition suitable for its development.

                  SECTION 203.7 ACCESS TO AND ENTRY BY THE DEVELOPER UPON THE
                                SITE

         Prior to the conveyance of the leasehold, representatives of the Developer or its agents, employees, designees and nominees, shall have the right of access to and entry upon the Site to be leased at all reasonable times, for the purpose of obtaining data and making surveys and tests necessary to carry out this Agreement. The Developer agrees to and shall indemnify and hold the City harmless from any and all injuries or damages arising out of any work or activity of the Developer, its respective agents, employees, designees and nominees.

         The City agrees to provide, or cause to be provided, to the Developer all data and information pertaining to the Site and available to the City when requested by the Developer.

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                  SECTION 203.8 OBLIGATIONS OF CITY AND DEVELOPER WHICH ARE
                                CONDITIONS PRECEDENT TO LEASE EXECUTION BY CITY

         (a) Subject to any mutually agreed upon extensions of time, which shall not be unreasonably withheld, and also subject to the satisfaction of all conditions contained herein or the waiver of any such condition by the party who is affected thereby, the City shall execute the Lease on or prior to the date specified therefor in this Agreement.

         (b) The obligation of City to execute the Lease is conditioned upon receipt of the following:

                  (i)      All fees payable by Developer pursuant to this
                           Section 202;

                  (ii) Delivery to the City of a Development Lease and Memorandum of Lease previously approved as to form by the City and signed (in triplicate) by the Developer; and

                  (iii) Approval by the City of a legal description of the Site (which shall separately describe the areas designated by the City for the Initial Parcel and the Option Parcel) and a conceptual site for the Initial Parcel, which shall have been prepared by Developer at Developer's sole expense.

         (c) Notwithstanding any provision contained herein to the contrary, the parties hereto agree that Developer shall have no obligation to execute the Lease if, in the opinion of Developer, conditions are not in all respects suitable for the use or uses to which the parcel will be put, or if Developer has not approved any aspects of its due diligence with respect to this Site including, without limitation, title review and approval, environmental review and approval, infrastructure review and approval, evidence of tax abatement, and other planning and architectural committee approvals.

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 ARTICLE III DEVELOPMENT OF THE SITE

         SECTION 301. USES

         Subject to the Conditions of Development contained in the Lease, the Sky Harbor Center Redevelopment Area Plan, the Hazardous Materials Handling Guidelines contained in the Phoenix Sky Harbor Center Hazardous Materials Program, and applicable City plans and ordinances, the Site shall be used and occupied by Developer only as a training/flight simulation/office facility and other airline purposes, as further provided in Section 8.2 of the Lease.

         SECTION 302. LIENS AND ENCUMBRANCES

         Developer shall not place, or allow to be placed, any lien or encumbrance on any portion of the Site prior to the execution of the Lease and, thereafter, no liens or encumbrances other than a mortgage or other financing instrument permitted by the Lease shall be placed or allowed to be placed on the Site by or on behalf of Developer.

         SECTION 303. CITY AND OTHER GOVERNMENTAL AGENCY PERMITS

         In addition to any other approvals required by this Agreement or the Lease, before commencement of construction or development of any buildings, structures or other work of improvement upon any of the Site (but not necessarily before the conveyance of possession), the Developer shall secure, or cause to be secured, any and all permits which may be required by the City or any other governmental agency affected by such construction, development or work thereon. The City shall provide all proper assistance to the Developer in securing these permits.

         SECTION 304. INDEMNIFICATION AND INSURANCE

         Developer agrees to and shall indemnify and hold City harmless from and against all liability, loss, damage, costs or expenses (including reasonable attorney's fees and court costs) arising from or as a result of the death of a person or any accident, injury, loss or damage whatsoever caused to any person or to the property of any person which shall occur on or adjacent to the Site to the extent

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directly or indirectly caused by any acts done thereon or any errors or omissions of Developer or its agents, servants, employees or contractors.

         Developer, all agents, servants and employees of the Developer and all contractors of the Developer will hold all goods, materials, furniture, fixtures, equipment, machinery and other property whatsoever in the Site and improvements thereon at the sole risk of Developer and save the City harmless from any loss or damage thereto by any cause whatsoever.

         The obligations of Developer under this Section 304 shall not, in any way, be affected by the absence in any case of covering insurance or by the failure of any insurance carrier to perform any obligation on its part to be performed under insurance policies affecting the Site.

         If any claim, action or proceeding is made or brought against the City by reason of any event which is the subject of Developer's foregoing indemnity, then, upon demand by City, Developer, at its sole cost and expense, shall resist or defend such claim, action or proceeding. Notwithstanding the foregoing, City may engage its own attorneys to defend it or to assist in its defense and Developer shall pay the reasonable fees and disbursements of such attorneys.

         SECTION 305. LOCAL, STATE AND FEDERAL LAWS

         The Developer shall carry out the construction of the improvements on the Site in conformity with all applicable laws, including all applicable federal and state labor standards.

         SECTION 306. EQUAL EMPLOYMENT OPPORTUNITY

         The Developer, for itself and its successors and assigns, agrees that in the construction of the Improvements provided for in this Agreement:

         (a) It will not discriminate upon the basis of race, color, religion, gender, national origin, sexual orientation, age or disability in the sale, lease or rental, or in the use or occupancy of the Site or the Improvements to be erected thereon and the City of Phoenix and the United States shall be the beneficiaries of this provision and entitled to enforce it.

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         (b) That the following clause appear in all contracts for all services and supplies or in all leases or subleases: "Any supplier in performing under this contract, shall not discriminate against any worker, employee or applicant, or any member of the public, because of race, color, religion, gender, national origin, sexual orientation, age or disability, nor otherwise commit an unfair employment practice. The supplier will take affirmative action to ensure that applicants are employed, and that employees are dealt with during employment without regard to their race, color, religion, gender, national origin, sexual orientation, age or disability. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The supplier further agrees that this clause will be incorporated in all subcontracts entered into with suppliers of materials or services, and all labor organizations furnishing skilled, unskilled and union labor, or who may perform any such labor or services in connection with this contract."

         The Developer will comply with all applicable local, state and federal fair employment laws and regulations.


ARTICLE IV. DEFAULTS, REMEDIES AND TERMINATION

         SECTION 401. DEFAULTS - GENERAL

         Subject to the extensions of time set forth in Section 505, failure or delay by any party to perform any term or provision of this Agreement constitutes a default under this Agreement. Except as provided in Section 201 above, the party who so fails or delays must immediately commence to cure, correct, or remedy such failure or delay, and shall complete such cure, correction or remedy with reasonable diligence.

         A nondefaulting party shall give written notice of default to the party in default, specifying the default complained of by the injured party. Failure or delay in giving such notice shall not constitute a waiver of any default, nor shall it change the time of default.

         Except as otherwise expressly provided in this Agreement, any failure or delay by any party in asserting any of its rights or remedies as to any default, shall

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not operate as a waiver of any default, or of any such rights or remedies, or deprive either such party of its right to institute and maintain any actions or proceedings which it may deem necessary to protect, assert or enforce any such rights or remedies.

         SECTION 402. INSTITUTION OF LEGAL ACTIONS

         In addition to any other rights or remedies, either party may institute legal action to cure, correct or remedy any default, to recover damages for any default, or to obtain any other remedy consistent with the purpose of this Agreement. Such legal actions may be instituted in the County of Maricopa, State of Arizona, or in the Federal District Court in the District of Arizona.

         If any legal action is instituted pursuant to this Agreement, the prevailing party in such action shall be reimbursed by the other party for all costs and expenses of such action, including reasonable attorneys' fees as may be fixed by the Court

         SECTION 403. APPLICABLE LAW

         The laws of the State of Arizona shall govern the interpretation and enforcement of this Agreement.

         SECTION 404. ACCEPTANCE OF THE LEGAL PROCESS

         In the event that any legal action is commenced by the Developer against the City, service of process on the City shall be made by personal service upon the City Clerk of the City of Phoenix, or in such other manner as may be provided by law.

         In the event that any legal action is commenced by the City against the Developer, service of process shall be made by personal service or in such other manner as may be provided by law, whether made within or without the State of Arizona.

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         SECTION 405. RIGHTS AND REMEDIES ARE CUMULATIVE

         Except as otherwise expressly stated in this Agreement, the rights and remedies of the parties are cumulative, and the exercise by any party of one or more of such rights or remedies shall not preclude the exercise by it, at the same time or different times, of any other rights or remedies for the same default or any other default by such defaulting party.

         SECTION 406. REMEDIES

                 SECTION 406.1. DAMAGES

         (a) NOTICE AND CURE

         If any party defaults with regard to any of the provisions of this Agreement except in the event of Developer's failure to timely sign and deliver the Lease as required pursuant to Section 201, which shall result in immediate termination of this Agreement without notice or time to cure, a nondefaulting party shall deliver written notice of such default upon the defaulting party. If the default is not commenced to be cured within thirty (30) calendar days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, the defaulting party shall be liable to the nondefaulting parties for any damages caused by such default, and the nondefaulting parties may thereafter (but not before) commence an action for damages against the defaulting party with respect to such default.

         (b) LIMITATION ON DAMAGES

         Anything herein to the contrary notwithstanding, neither City nor Developer shall in any event be responsible or liable for consequential, exemplary or punitive damages as a result of any act or omission in connection with this Agreement.

                  SECTION 406.2. SPECIFIC PERFORMANCE

         If any party defaults with regard to any of the provisions of this Agreement except Section 201, default of which shall result in immediate termination of this Agreement without notice or time to cure, the nondefaulting parties shall serve written notice of such default upon the defaulting party. If the default is not

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commenced to be cured within thirty (30) calendar days after service of the notice of default and is not cured promptly in a continuous and diligent manner within a reasonable period of time after commencement, a nondefaulting party, at its option, may thereafter (but not before) commence an action for specific performance of the terms of this Agreement pertaining to such defaults.

                  SECTION 406.3 RIGHTS OF TERMINATION

         (a) TERMINATION BY DEVELOPER

         The Developer, at its option, may terminate this Agreement prior to conveyance of the leasehold if: (i) the City, in breach of this Agreement, does not tender conveyance of a leasehold, or deliver possession thereof, in the manner and condition and by the date provided in this Agreement or fails to perform any condition precedent thereto, and such failure is not cured within thirty (30) calendar days after written demand by the Developer; or (ii) the condition of the Site is determined to be unsuitable for development. In the event of such termination, neither party shall have any further rights or liabilities hereunder.

         (b) TERMINATION BY CITY

         The City at its option may terminate this Agreement immediately and without further notice or action by City if:

         (i) The Developer assigns or attempts to assign and/or convey this Agreement (or any rights therein) in violation of this Agreement;

         (ii)     City does not receive from Developer all items required under
                  Article II above within the times specified;

         (iii) The Developer shall fail to perform any other obligations and duties provided in this Agreement within the time for performance specified therefor, or if no such time is specified, within thirty (30) calendar days after the date of written demand by the City to the Developer to perform such obligation and duty.


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ARTICLE V. GENERAL PROVISIONS

         SECTION 501. NOTICES, DEMANDS AND COMMUNICATIONS BETWEEN THE PARTIES

         All notices, demands or other writings in this Agreement provided to be given, made or sent by any party hereto to other parties shall be deemed to have been fully given, made or sent when made in writing and personally delivered, transmitted by telefax or received by United States postpaid registered or certified mail and addressed as follows:

         TO CITY:

                Director of the Community and
                 Economic Development Department
                200 West Washington Street, 20th Floor
                Phoenix, Arizona 85003-1611
                FAX: (602) 495-5097

                and

                City Clerk
                City of Phoenix
                200 West Washington, 15th Floor
                Phoenix, Arizona 85003-1611


           TO DEVELOPER:

                Attn: Senior Director, Corporate Real Estate
                America West Airlines
                4000 East Sky Harbor Blvd.
                Phoenix, Arizona 85034-3899

The address to which any notice, demand or other writing may be given, made or sent to any party may be changed by written notice given by such party as above provided.

         SECTION 502. CONFLICT OF INTERESTS

         No member, official or employee of the City shall have any direct or indirect interest in this Agreement; nor participate in any decision relating to the Agreement which is prohibited by law. The parties hereto acknowledge that this Agreement is subject to cancellation pursuant to the provisions of A.R.S.
Section 38-511.

         SECTION 503. WARRANTY AGAINST PAYMENT OF CONSIDERATION FOR AGREEMENT

         The Developer warrants that it has not paid or given, and will not pay or give, any third person any money or other consideration for obtaining this Agreement, other than normal costs of conducting business and costs of professional services such as architects, engineers, realtors and attorneys.

         SECTION 504. NONLIABILITY OF CITY OFFICIALS AND EMPLOYEES

         No member, official or employee of the City shall be personally liable to the Developer, or any successor in interest, in the event of any default or breach by the City or for any amount which may become due to the Developer or successor, or on any obligation under the terms of this Agreement.

         SECTION 505. ENFORCED DELAY: EXTENSION OF TIME OF PERFORMANCE

         In addition to specific provisions of this Agreement, performance by any party hereunder shall not be deemed to be in default where delays or defaults are due to war; insurrection; strikes, lock-outs; riots; floods; earthquakes; fires; casualties; acts of God; acts of the public enemy; epidemics; quarantine restrictions; freight embargoes; lack of transportation; governmental restrictions or priority; litigation; unusually severe weather; inability (when either party is faultless) of any contractor, subcontractor or supplier; acts of the other party. An extension of time for any such cause shall only be for the period of the enforced delay, which period shall commence to run from the time of the commencement of the cause. If, however, notice by the party claiming such extension is sent to the other parties more than thirty (30) calendar days after the commencement of the cause, the period shall commence to run only thirty (30) calendar days prior to the giving of such notice. Times of performance under this Agreement may also be extended in writing by the parties hereto.

         SECTION 506. APPROVALS BY THE CITY AND THE DEVELOPER

         Wherever this Agreement requires the City and the Developer to approve any contract, document, plan, proposal, specification, drawing or other matter, such approval shall not be unreasonably withheld or delayed.

         SECTION 507. SUBMISSION OF DOCUMENTS FOR APPROVAL

         Whenever this Agreement requires one party to submit plans, drawings or other documents to another party for approval, the items shall be accompanied by a letter stating that they are being submitted pursuant to this Agreement and that they will be deemed approved unless rejected within the time stated in the Agreement.

         SECTION 508. TIME OF ESSENCE

         Time is of the essence of this Agreement and of every term, condition and covenant hereof.

         SECTION 509. NO WAIVER

         Except as otherwise expressly provided in this Agreement, any failure or delay by any party in asserting any of its rights or remedies as to any default, shall not operate as a waiver of any default, or of any such rights or remedies, or deprive any such party of its right to institute and maintain any actions or proceedings which it may deem necessary to protect, assert or enforce any such rights or remedies.

         SECTION 510. SEVERABILITY

         If any provision of this Agreement shall be found invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 511. CAPTIONS

        The captions contained in this Agreement are merely a reference and are not to be used to construe or limit the text.

         SECTION 512. ENTIRE AGREEMENT WAIVERS AND AMENDMENTS

         This Agreement is executed in three (3) duplicate originals each of which is deemed to be an original. This Agreement contains nineteen (19) pages of text and the below listed attachments which are incorporated herein by this reference, and constitutes the entire understanding and agreement of the parties.

         Attachment No. 1 - Development Lease
         Attachment No. 2 - Site Map

         This Agreement integrates all of the terms and conditions mentioned herein or incidental hereto, and supersedes all negotiations or previous agreements between the parties with respect to all or any part of the subject matter hereof.

         All waivers of the provisions of this Agreement must be in writing and signed by the appropriate authorities of the City or the Developer, and all amendments hereto must be in writing and signed by the appropriate authorities of the parties hereto.

         SECTION 513. CONFLICT OF TERMS

         In the event of any ambiguity or conflict between the terms and provisions of the text of this Agreement and the Lease executed pursuant to this Agreement, the terms and provisions of the Lease shall control.

                      DATED THIS 5 DAY OF FEBRUARY, 2001.

                                                CITY OF PHOENIX, a municipal
                                                   corporation
                                                FRANK FAIRBANKS, City Manager




                                                By /s/ Patrick Grady
                                                  -----------------------------
                                                  Its  COMMUNITY AND ECONOMIC
                                                       DEVELOPMENT DIRECTOR

ATTEST:

     /s/ Vicky Miel
------------------------
       City Clerk

APPROVED AS TO FORM:

/s/ [Illegible Signature]
-------------------------
     City Attorney


                                                AMERICA WEST AIRLINES, INC.
                                                  a Delaware corporation



                                                By /s/ William A. Franke
                                                   ----------------------------

                                                Its Chairman & Ceo
                                                   ----------------------------

                                ATTACHMENT NO. 1

                        The form of Development Lease has
                         been provided to both parties.

                                ATTACHMENT NO. 2
                                   (SITE MAP)

[MAP GRAPHIC-ALTA/ACSM LAND TITLE SURVEY]